                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-39868) of ImageX.com, Inc. of our reports dated March 15, 2000 and March 5, 1999 relating to the financial statements of Howard Press Limited Partnership, which appear in the Current Report on Form 8-K/A of ImageX.com, Inc. dated September 7, 2000.


PricewaterhouseCoopers LLP

Florham Park, NJ
September 7, 2000